Exhibit 99.1

IPA’s Subsidiary BioStrand and BriaCell Announce Artificial Intelligence Collaboration and License Agreement to Discover and Develop Anti-Cancer Antibodies

VICTORIA, VANCOUVER, BRITISH COLUMBIA (CANADA), and PHILADELPHIA, PA, November 30, 2022 – IPA (IMMUNOPRECISE ANTIBODIES LTD.) ( “IPA”) (NASDAQ: IPA), an advanced biotherapeutic research and technology company, today announced that BioStrand BV (“BioStrand”), an AI in silico discovery subsidiary of IPA, has entered into a research collaboration and license agreement (the “Agreement”) with BriaCell Therapeutics Corp. (NASDAQ: BCTX, BCTXW) (TSX: BCT) (“BriaCell”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer.

The collaboration will leverage BioStrand’s LENSai™ software, built upon IPA’s proprietary HYFT™ Universal Fingerprint™ technologies, and will focus on in silico antibody discovery to generate relevant clinical molecules for potential development. Under the terms of the Agreement, BioStrand and BriaCell will collaborate on the design, discovery, and development of anti-cancer antibodies. Upon successful antibody discovery, BioStrand will receive an upfront payment of US$500,000, and will be eligible to receive future success-based development milestones, including those for the submission of Investigational New Drugs (INDs), clinical milestone payments, and commercial royalties on net sales of products. Further terms are not disclosed.

“We are very excited to begin this program with BriaCell and apply our technology to the development of biologics that may have a huge clinical impact,” stated Dr. Ingrid Brands, General Manager and co-founder of BioStrand. “Shortening timelines, while also integrating as much information as possible upstream to improve the efficiency of the process, is extremely important in the development of highly targeted therapies. It is a step towards realizing our long-term vision of significantly advancing precision medicine.”

“We believe that BioStrand’s revolutionary AI-powered technology, combined with its cutting-edge protein engineering platform, will allow us to design and discover potent anti-cancer therapeutics,” stated Miguel A. Lopez-Lago, PhD, Chief Scientific Officer of BriaCell. “This approach would complement BriaCell’s current immunotherapy pipeline of innovative anti-cancer therapeutics.”

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at www. BriaCell.com

ImmunoPrecise Antibodies Ltd.

ImmunoPrecise Antibodies Ltd. has several subsidiaries in North America and Europe including entities such as Talem Therapeutics LLC, Biostrand BV, ImmunoPrecise Antibodies (Canada) Ltd. and ImmunoPrecise Antibodies (Europe) B.V. (collectively, the “IPA Family”). The IPA Family is a biotherapeutic research and technology group that leverages systems biology, multi-omics modelling and complex artificial intelligence systems to support its proprietary technologies in bioplatform-based antibody discovery. Services include highly specialized, full-continuum therapeutic biologics discovery, development, and out-licensing to support its business partners in their quest to discover and develop novel biologics against the most challenging targets. For further information, visit www.ipatherapeutics.com.

Forward Looking Information

This news release contains forward-looking statements within the meaning of applicable United States securities laws and Canadian securities laws. Forward-looking statements are often identified by the use of words such as “potential”, “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information contained in this news release include, but are not limited to, statements relating to the anticipated impact and results of IPA’s collaboration with BriaCell as well as statements relating to the amount and timing of payments and commercial royalties to be received by BriaCell. In respect of the forward-looking information contained herein, IPA has provided such statements and information in reliance on certain assumptions that management believed to be reasonable at the time.

Forward-looking information involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements stated herein to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Actual results could differ materially from those currently anticipated due to a number of factors and risks, including, without limitation, the results of IPA’s collaboration with BriaCell may not be as benefical as expected, milestones leading to payments from BriaCell may not all be met or at all, the amount of global net sales leading to commercial royalties may be less than expected; as well as those risks discussed in the Company’s Annual Information Form dated July 28, 2022 (which may be viewed on the Company’s profile at www.sedar.com) and the Company’s Form 40-F, dated July 29, 2022 (which may be viewed on the Company’s profile at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results, performance, or achievements may vary materially from those expressed or implied by the forward-looking statements contained in this news release. Accordingly, readers should not place undue reliance on forward-looking information contained in this news release.

The forward-looking statements contained in this news release are made as of the date of this release and, accordingly, are subject to change after such date. The Company does not assume any obligation to update or revise any forward-looking statements, whether written or oral, that may be made from time to time by us or on our behalf, except as required by applicable law.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Contact (ImmunoPrecise Antibodies Ltd.):

Investor contact: investors@ipatherapeutics.com

Contact (BriaCell Therapeutics Corp.) :

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com

SOURCE ImmunoPrecise Antibodies